     As filed with the Securities and Exchange Commission on May 24, 2000.
                                                   Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             COVALENT GROUP, INC.
            (Exact name of Registrant as Specified in Its Charter)

              Nevada                                       56-1668867
  (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                      Identification No.)

                             COVALENT GROUP, INC.
                        One Glenhardie Corporate Center
                         1275 Drummers Lane, Suite 100
                          Wayne, Pennsylvania 19087
                   (Address of Principal Executive Offices)

                        -------------------------------

      Amended and Restated Covalent Group, Inc. 1996 Stock Incentive Plan
                           (Full Title of the Plan)

                        -------------------------------
                            Kenneth M. Borow, M.D.
                            Chief Executive Officer
                             Covalent Group, Inc.
                        One Glenhardie Corporate Center
                         1275 Drummers Lane, Suite 100
                          Wayne, Pennsylvania 19087
                    (Name and Address of Agent for Service)
                                (610) 975-9533
         (Telephone Number, including area code, of Agent for Service)

                                   copy to:
                          Jeffrey P. Libson, Esquire
                              Pepper Hamilton LLP
                        1235 Westlakes Drive, Suite 400
                               Berwyn, PA 19312
                                (610) 640-7800

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                Proposed Maximum          Proposed Maximum
    Title of Securities to                 Amount to be        Offering Price Per        Aggregate Offering          Amount of
         be Registered                     Registered/1/             Share                      Price             Registration Fee
===================================================================================================================================
Common Stock, par value $0.001              2,500,000               $4.3125/2/              $10,781,250/2/             $2,846
-----------------------------------------------------------------------------------------------------------------------------------

__________________
/1/ Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock, split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.
/2/ Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the common stock on May 18, 2000 on the Nasdaq SmallCap Market.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means we can satisfy our legal obligations to disclose important information contained in those documents by referring you to them. The information included in the following documents is incorporated by reference and is considered part of this registration statement. More recent information that we file with the Securities and Exchange Commission automatically updates and supersedes any inconsistent information contained in prior filings.

         The documents listed below have been filed under the Exchange Act with the Securities and Exchange Commission and are incorporated by reference:

               (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 1999;

               (b) Our quarterly report on Form 10-QSB for the quarter ended March 31, 2000;

               (c) Our definitive proxy statement relating to our 2000 annual meeting of stockholders filed on May 1, 2000;

               (d)  Our current report on Form 8-K filed February 7, 2000; and

               (e) The description of our common stock contained in our registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         We also incorporate by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities under this registration statement is completed. You may request a copy of these filings, at no cost, by writing or telephoning us at Covalent Group, Inc. One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, Pennsylvania, 19087, attn: Secretary, telephone: (610) 975-9533.

Item 4.  Description of Securities.

               Not applicable

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

               The Nevada General Corporation Law requires the Registrant to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal or administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

         The Registrant's bylaws provide that the Registrant shall indemnify and hold harmless all officers and directors from and against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as such and of their activities in any of their capacities as officers or directors.

         Moreover, the Registrant's bylaws provide that the Registrant may advance expenses in defending any civil or criminal action prior to its final disposition if the stockholders authorize it in a particular case and if the person for whose benefit such expenses are paid shall agree to repay the corporation unless it shall be ultimately determined that he is entitled to be indemnified by the Registrant.

         The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers. The Registrant is similarly insured, with respect to certain payments it might be required to make to its directors or officers under applicable statutes and its charter provisions.

Item 7.  Exemption from Registration Claimed.

         Not applicable

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit Number             Description
--------------             -----------

5                          Opinion of Pepper Hamilton LLP.

23.1                       Consent of Arthur Andersen LLP.

23.2                       Consent of Pepper Hamilton LLP (included in Exhibit
                           5).

24 Power of Attorney (included on the Signature Page of this Registration Statement).

99 Amended and Restated Covalent Group, Inc. 1996 Stock Incentive Plan (incorporated by reference to Annex A of the Registrant's definitive proxy statement filed on May 1, 2000).

Item 9.  Undertaking

          (a)     The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement.

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on May 24, 2000.

                                             COVALENT GROUP, INC.


                                             By: /s/ Kenneth M. Borow
                                                 -----------------------------
                                                 Kenneth M. Borow, M.D.,
                                                 Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kenneth M. Borow, M.D. or William
K. Robinson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8 and any registration statement to which the prospectus contained herein relates and any registration statement filed under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 24, 2000                       /s/ Kenneth M. Borow
                                         -------------------------------------
                                         Kenneth M. Borow, M.D.,
                                         Chief Executive Officer


Date: May 24, 2000                       /s/ William K. Robinson
                                         -------------------------------------
                                         William K. Robinson,
                                         Chief Financial Officer and Director


Date: May 24, 2000                       /s/ Donald C. Holdsworth
                                         -------------------------------------
                                         Donald C. Holdsworth, Director


Date: May 24, 2000                       /s/ Stephen E. Sallan
                                         -------------------------------------
                                         Stephen E. Sallan, M.D., Director

                                 EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------

5                          Opinion of Pepper Hamilton LLP.

23.1                       Consent of Arthur Andersen LLP.

23.2                       Consent of Pepper Hamilton LLP (included in Exhibit
                           5).

24 Power of Attorney (included on the Signature Page of this Registration Statement).

99 Amended and Restated Covalent Group, Inc. 1996 Stock Incentive Plan (incorporated by reference to Annex A of the Registrant's definitive proxy statement filed on May 1, 2000).